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                       SEVERANCE AND CONSULTING AGREEMENT

                  AGREEMENT dated as of June 20, 1997 (this "Agreement") by and among Hansen Beverage Company, a Delaware corporation (the "Company"), Hansen Natural Corporation, a Delaware corporation and the parent of the Company ("HNC"), and Harold C. Taber, Jr., an individual residing at 1421 Brighton Street, La Habra, California 90631 ("Taber").

                              W I T N E S S E T H:

                  WHEREAS, Taber is the President and Chief Executive Officer of the Company and is employed pursuant to that certain Employment Agreement dated July 27, 1992 between the Company and Taber (the "Employment Agreement");

                  WHEREAS, HNC has granted to Taber an incentive stock option to purchase shares of HNC's common stock pursuant to HNC's Stock Option Plan and that certain Stock Option Agreement between HNC and Taber dated June 30, 1995 (the "Option Agreement");

                  WHEREAS, Taber desires to retire from his employment with the Company and the Company desires to assure itself of the continued availability of the consulting services of Taber, and to that end desires to enter into a severance and consulting agreement with him, upon the terms and conditions herein set forth; and

                  WHEREAS, Taber is desirous of entering into such a severance and consulting agreement; NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                  1.     Termination of Employment.

                         (a) Taber's employment with the Company shall be terminated effective as of the close of business on June 30, 1997 and the Employment Agreement and the Option Agreement will each be deemed to be terminated as of such date. Simultaneously with the execution of this Agreement, HNC and Taber shall enter into a Stock Option Agreement in the form of Exhibit A hereto.

                         (b) Taber  hereby fully and forever  releases,  acquits
                    and discharges the Company and HNC and their respective employees, agents, attorneys, officers, directors, successors and assigns (collectively the "Company Releasees"), from all manner of action and causes of action, suits, choses in action, contacts, covenants, claims, bonds, bills, debts, dues, sums of money, rentals, commissions, compensation for purported personal services rendered, judgments, executions, damages, demands and rights whatsoever, in law or in equity, now existing or which may hereafter accrue in favor of Taber pursuant to the Employment Agreement and the Option Agreement other than the Company's obligations under the Employment Agreement which by the terms of the Employment Agreement the Company is required to fulfill between the date hereof and June 30, 1997, which obligations are specified on Schedule A hereto. Taber covenants that he will refrain from commencing any action or suit or participating or assisting in any manner in the commencement or prosecution of any action or suit, in law or equity, against the Company Releasees, or any of them jointly or severally, on account of any action or cause of action released hereby. In addition to any other liability which shall accrue upon the breach of this covenant, Taber shall indemnify the Company Releasees and hold them harmless from any such action or suit, and shall be liable to pay all reasonable attorney's fees and costs incurred by the Company Releasees in defense of such action or suit.

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                         (c)  each of the  Company  and HNC  fully  and  forever
                    releases, acquits and discharges Taber and his successors and assigns (collectively, the "Taber Releasees"), from all manner of action and causes of action, suits, choses in action, contracts, covenants, claims, bonds, bills, debts, dues, sums of money, rentals, commissions, compensation for purported personal services rendered, judgments, executions, damages, demands and rights whatsoever, in law or in equity, now existing or which may hereafter accrue in favor of the Company or HNC pursuant to the Employment Agreement other than Taber's obligations (i) under the Employment Agreement which by the terms of the Employment Agreement Taber is required to fulfill between the date hereof and June 30, 1997 and (ii) arising under Sections 9, 10, 11.1, 11.2, 11.4(c) and 11.4(d) of the Employment Agreement which Taber
                    and  the  Company   agree  shall  survive  until  the  fifth
                    anniversary  of the  date  of  this  Agreement.  Each of the
                    Company  and  HNC  covenants   that  it  will  refrain  from
                    commencing any action or suit or participating or assisting in any manner in the commencement of or prosecution of any action or suit, in law or in equity, against the Taber Releasees, or any of them jointly or severally, on account of any action or cause of action released hereby. In addition to any other liability which shall accrue upon the breach of this covenant, the Company and HNC shall indemnify to Taber Releasees and hold them harmless from any such action or suit, and shall be liable to pay all reasonable attorney's fees and costs incurred by the Taber Releasees in defense of such action or suit.

                         (d) It is  understood  that  Taber may  raise  with the
                    Company the issue of the possible payment of up to $20,000 to him in connection with the voluntary reduction of his Base Pay (as such term is defined in the Employment Agreement) for the year ended December 31, 1996. The Company agrees to consider such a request, but is not obligated to pay any portion of that amount.

                  2.     Consulting Term

                         The  Company   hereby  agrees  to  retain  Taber  as  a
                    consultant to the management of the Company and Taber hereby accepts and agrees to serve in such capacity, for a period of two (2) years commencing on July 1, 1997 and ending on June 30, 1999 unless sooner terminated as herein provided (the "Consulting Term").

                  3.     Consulting Duties

                         Taber shall make himself  available for up to six hours
                    per month (i) for consultation with the Company concerning the manufacture, distribution, sale and promotion of the products sold by the Company or its licensees or sublicensees, together with consultation and advice with respect to such other matters as the Company may request and
                    (ii) to attend meetings with or to contact customers and suppliers of the Company as requested by the Company. In addition, during the Consulting Term, Taber agrees to continue to serve without additional compensation, if elected, as a director of HNC.

                  4.     Consulting Compensation

                         (a) For and in consideration of the services to be rendered by Taber to the Company during the Consulting Term, the Company agrees to pay Taber a consulting fee of $5,000 per month payable monthly or in such other installments as the parties may mutually agree upon.

                         (b) During the  period  commencing  on July 1, 1997 and
                    ending on December 31, 1997, the Company shall provide medical and dental benefits to Taber comparable to the medical and dental benefits provided to him under the Employment Agreement.

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                  5.     Repayment of Note.

                         Taber and the Company  agree that Taber owes $62,246 in
                    principal and accrued interest as of June 30, 1997 under Taber's Amended and Restated Promissory Note dated May 31, 1994 in the original principal amount of $82,170 (the "Note"), and that the Note shall be repaid by setting off
                    (a) $4,000 in accrued but unpaid Base Pay (as such term is defined in the Employment Agreement) through June 30, 1997 and (b) a portion of the consulting fees payable by the Company to Taber pursuant to paragraph 4(a) hereof commencing with the fees payable in respect of the month of January, 1998 and continuing with each successive month thereafter until the entire principal amount of the Note, together with all interest accrued thereon, has been paid in full. The portion of the consulting fees to be set off for payment of the Note shall be calculated to fully amortize the Note over eighteen months, in equal monthly amounts, beginning with January, 1998. In the event of the termination of this Agreement for any reason prior to the repayment in full of the Note, then Taber shall pay to the Company on the date of termination the entire principal balance due and payable under the Note, together with all interest accrued thereon through the date of such termination.

                6.       Independent Contractor

                         It is  understood  and agreed  that Taber  shall at all
                    times during the Consulting Term be deemed to be an independent contractor, and nothing in this Agreement shall in any way be deemed or construed to constitute Taber as an agent or employee of the Company nor shall Taber have the right or authority to act as, incur, assume or create any obligation, responsibility or liability, express or implied, in the name of or on behalf of the Company or HNC or to bind the Company or HNC in any manner whatsoever or sign any documents on their behalf.

                  7.     Withholding Tax

                         The Company shall not be  responsible  for  withholding
                    from any payments made to Taber hereunder any contributions levied by any state or federal statutes relating to social security or similar benefits.

                  8.     Termination

                         Taber's consulting services hereunder may be terminated
                    by the Company only under the following  circumstances:

                         (a)  Death.   In  the  event   Taber  dies  during  the
                    Consulting Term, the Consulting Term shall terminate upon his death.

                         (b) Cause. The Company may, at any time, terminate this
                    Agreement for Cause upon thirty (30) days' written notice of termination to Taber. "Cause" shall mean the occurrence of one or more of the following during the Consulting Term: (i) the commission of embezzlement, theft or other dishonest or fraudulent acts, effecting the Company, (ii) conviction of a felony involving moral turpitude (from which, through lapse of time or otherwise, no successful appeal shall have been made) or (iii) material breach by Taber of his obligations under Sections 9, 10, 11.1, 11.2, 11.4(c) or 11.4(d) of the
                    Employment Agreement or under paragraph 9 of this Agreement.

                         If the  Agreement  shall be terminated  for Cause,  the
                    Company shall have no further obligations to Taber as of the date of termination.

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                  9.     Restrictive Covenants

                         (a) Taber agrees that during the period  commencing  on
                    July 1, 1997 and ending on June 30, 1999 that he shall not directly or indirectly (i) own, manage, operate, control, participate in, or be connected in any manner with the ownership, management, operation or control of any business engaged in the manufacture, marketing, sale and/or distribution of "New Age Beverages" (as defined in Section 11.4(a) of the Employment Agreement), juices, juice drinks or Smoothies, functional beverages or apple juice (collectively, "Competing Beverages") which is competitive with the business of the Company (except that mere ownership as an investor of not more then 5% of the publicly-traded securities of a corporation shall not be deemed an association with such corporation) or become employed by any such business or (ii) provide or offer or attempt to provide such products or services to any business, person, or enterprise (or successor(s) to any of the same), wherever located, who or which is or was a customer of the Company on or within two years prior to the date of this Agreement, as conclusively evidenced by the accounts receivable, invoices and other records of the Company, where such products or services are similar to or competitive with any products or services offered or provided by the Company on or within two years prior to the date of this Agreement. In recognition of the geographic extent of the Company's operations, the restrictive covenant contained in this paragraph 9(a) shall apply throughout the mainland United States. For purposes of this paragraph 9(a) and paragraph 9(b) only, the term "Competing Beverages" shall be deemed to exclude cold filled teas and coffees in cans.

                      (b)Subject to the  provisions  of  Section  11.4(c) of the
                    Employment Agreement and to the last sentence of this paragraph 9(b), nothing in paragraph 9(a) above shall prohibit or restrict Taber's right or ability to be employed by any business which is not substantially engaged in the manufacture, marketing, sale and/or distribution (collectively, "sale") of Competing Beverages, and to fulfill the responsibilities of such employment. For purposes of this paragraph 9(b), a firm or entity shall be deemed to be "substantially engaged in the sale of Competing Beverages" only if more than 25% of its gross revenues from the sale of all types of beverages are attributable to the sale of Competing Beverages. It is understood that, during the period referred to in paragraph 9(a), Taber may not be employed by any business in a position in which he has direct management responsibility, on a regular, continuing and day-to-day basis for or within any division or department engaged substantially in the sale of Competing Beverages, regardless of whether or not the business, taken as a whole is deemed to be "substantially engaged in the sale of Competing Beverages" pursuant to this paragraph 9(b).

                         (c) Notwithstanding  anything to the contrary contained
                    in this Agreement, Taber agrees that during the period commencing on July 1, 1997 and ending on June 30, 1999 that under no circumstances shall he own, operate, control, participate in, or be connected in any manner with the ownership, management, operation or control of any business which supplies Competing Beverages to Trader Joe's or which procures Competing Beverages for Trader Joe's. Taber's employment by or acting as a consultant for any business which supplies Competing Beverages to Trader Joe's or which procures Competing Beverages for Trader Joe's shall not constitute a breach of this paragraph 9(c) if Taber has no involvement whatsoever, directly or indirectly, in any such activity.

                         (d) During the Consulting  Term (i) Taber agrees not to
                    make any public announcement concerning the Company or HNC without the prior written consent of the Company or HNC, as the case may be, (ii) Taber agrees not to make any derogatory statements or comments of any nature whatsoever to any third party concerning the Company or HNC or any of the officers, directors, employees, agents or other representatives of the Company or HNC and (iii) the Company and HNC agree not to make any derogatory statements or comments of any nature whatsoever to any third party concerning Taber.

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                  10.    Specific Performance

                         Taber  acknowledges  and agrees that the services to be
                    rendered under this Agreement are of a special, unique and extraordinary character, and by reason thereof, Taber consents and agrees that in the event of the breach of any of the covenants given in paragraph 9 hereof (or any of its parts) by Taber, the Company, in addition, to any other rights and remedies available under this Agreement or otherwise, shall be entitled to an injunction to be issued by any tribunal of competent jurisdiction, which shall restrain and prohibit Taber from committing or continuing to commit any such breach of this Agreement.

                  11.    Entire Agreement

                         This Agreement  constitutes the entire  agreement among
                    the parties with respect to the subject matter hereof and there is no other agreement between the parties with respect to the subject matter hereof, written or oral, other than as provided hereby. This Agreement may not be amended, modified, supplemented or discharged except by a writing duly executed by the parties hereto.

                  12.    Notices

                         Notices  required or  permitted  hereunder  shall be in
                    writing directed as follows: If to the Company or HNC:

                           Hansen Beverage Company
                           2401 East Katella Avenue, Suite 650
                           Anaheim, California  92806
                           Attention:  Mr. Rodney C. Sacks


                           If to Taber:

                           Mr. Harold C. Taber, Jr.
                           1421 Brighton Street
                           La Habra, California  90631


The above-named persons may designate by notice to each other any new address to which notice may be made pursuant to this Agreement. All notices, requests, demands and other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon the delivery or making thereof, as the case may be, if delivered personally or by registered or certified mail, postage prepaid, return receipt requested, or by a reputable overnight messenger service.

                  13.      Waiver

                         The  waiver  by any party  hereto of the  breach of any
                    provision of this Agreement by the other party or parties hereto shall not operate or be construed as a waiver of any other provision hereof or of any subsequent breach by such other party.

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                  14.      Severability

                         If any provision of this Agreement  shall be held to be
                    invalid or unenforceable, the other provisions of this Agreement shall not be affected thereby and this Agreement shall be construed as if the provision held to be invalid or unenforceable had never been contained herein and such provision shall be reformed and redrawn only to the extent necessary so as to be valid and enforceable under applicable law.

                  15.    Assignability

                         Taber  shall  not have the  right to  assign,  commute,
                    encumber or dispose of this Agreement or any rights, interests, benefits or payments hereunder, which contract rights, interests, benefits or payments are expressly declared non-assignable and non-transferable and any attempted assignment or other disposition of this Agreement or any rights, interests, benefits or payments hereunder contrary to the foregoing provisions, or the levy or attachment or similar process thereupon, shall be null and void and without effect. This Agreement shall be binding upon and shall inure to the benefit of the Company and HNC and any successor of the Company and HNC, and any such successor shall be deemed substituted for the Company or HNC, as the case may be, under the provisions of this Agreement. As used herein, the term "successor" shall mean any person, firm, corporation or other business entity which at any time, whether by merger, purchase, liquidation or otherwise, acquires all or substantially all of the assets or business at the Company or HNC, as the case may be.

                  16.    Governing Law

                         This  Agreement  shall be governed by and  construed in
                    accordance with the laws of the State of California. IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                 HANSEN BEVERAGE COMPANY


                       By:________________________________



                                HANSEN NATURAL CORPORATION


                       By:_______________________________



                       ----------------------------------
                                 Harold C. Taber, Jr.


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